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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated February 8, 2007 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company, and to the use of our report dated April 3, 2007 accompanying the financial statements of Penn Mutual Variable Life Account I in the Post Effective Amendment No. 18 to the Registration Statement No. 33-87276 on form N-6 and the related prospectus of Penn Mutual Variable Life Account I.


/S/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 24, 2007